UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 10, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2012, Sun Communities, Inc. (the “Company”) and its primary operating subsidiary, Sun Communities Operating Limited Partnership, entered into an At the Market Offering Sales Agreement (the “Sales Agreement”) with BMO Capital Markets Corp. and Liquidnet, Inc. (collectively, the “Sales Agents”). Pursuant to the Sales Agreement, the Company may offer and sell shares of its common stock, $0.01 par value per share, having an aggregate offering price of up to $100 million (the “Shares”), from time to time through the Sales Agents as the Company's sales agents. Each Sales Agent is entitled to compensation of up to 1.5% of the gross proceeds from the sale of Shares sold through it pursuant to the terms of the Sales Agreement. The Company has also agreed to provide each Sales Agent with customary indemnification rights under the Sales Agreement.  Sales of the Shares, if any, under the program will depend upon market conditions and other factors to be determined by the Company. Any such sales of the Shares will be on or through the facilities of the New York Stock Exchange or any other existing trading market, or to or through a market maker or through an electronic communications network, or in any other manner permitted by law (including, without limitation, privately negotiated transactions) at prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed by the Company with the Sales Agents. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement. Neither Sales Agent is required to sell any specific number or dollar amount of Shares, but each has agreed to use its commercially reasonable efforts to sell the Shares, as instructed by the Company.

The Shares sold under the Sales Agreement will be issued pursuant to the Company's registration statement on Form S−3 (File No. 333−181315). The Company filed a prospectus supplement, dated May 10, 2012, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8−K does not constitute an offer to sell or a solicitation of an offer to buy the Shares, and there shall not be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of the Shares is being made only by means of a prospectus and related prospectus supplement.

Item 1.02	Termination of a Material Definitive Agreement.

On May 9, 2012, the Company terminated the Sales Agreement dated August 27, 2009, as amended (the “Prior Agreement”), between the Company and Brinson Patrick Securities Corporation (“Brinson Patrick”). Under the Prior Agreement, the Company could issue and sell through Brinson Patrick, as agent, shares of the Company's common stock from time to time pursuant to the Company's registration statement on Form S−3 (File No. 333−158623) in at the market offerings and other transactions. The Company terminated the Prior Agreement because it determined to conduct any future at the market and similar offerings under the Sales Agreement with the Sales Agents. The Company did not incur any termination penalties in connection with the termination of the Prior Agreement. Pursuant to the Prior Agreement, the Company agreed to pay Brinson Patrick a commission at a fixed commission rate of a percentage of the gross sales price per share of common stock sold. The Company also agreed to provide Brinson Patrick with customary indemnification rights under the Prior Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description
1.1	At the Market Offering Sales Agreement, dated May 10, 2012, among Sun Communities, Inc., Sun Communities Operating Limited Partnership, BMO Capital Markets Corp. and Liquidnet, Inc.
5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 10, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	At the Market Offering Sales Agreement, dated May 10, 2012, among Sun Communities, Inc., Sun Communities Operating Limited Partnership, BMO Capital Markets Corp. and Liquidnet, Inc.
5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)